Exhibit 10.6

CONSULTANT AGREEMENT

THIS CONSULTANT AGREEMENT (“Agreement”) is made and entered into effective as of June 1, 2019 (the “Effective Date”) by and between Ocwen Financial Corporation, for itself and for the benefit of its subsidiaries, affiliates, and any change of control (“CUSTOMER”), a Florida corporation, with offices located at 1661 Worthington Road, Suite 100, West Palm Beach, FL 33409, and Catherine M. Dondzila (“Consultant”).

WHEREAS, CUSTOMER desires to engage Consultant to provide services and/or products (the “Services”); and

WHEREAS, Consultant desires to be retained to provide such Services pursuant to the terms of this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein, the parties agree as follows:

1.    Services.

1.01    During the term of this Agreement, the Services provided by Consultant on behalf of CUSTOMER shall be performed directly by the Consultant. The Services shall be set forth in the statement of work (“Statement of Work”), which is attached hereto as Exhibit A. If CUSTOMER issues an order for the purchase of products and/or services (a “Purchase Order”) by facsimile or other electronic means, the terms and conditions as set forth in this Agreement will be fully integrated into the Purchase Order as if fully and completely printed on the Purchase Order.

1.02    Consultant represents and warrants that he shall use his best efforts and judgment in performance of all Services and duties under this Agreement and shall provide such Services in an efficient, timely, professional, and accurate manner, in accordance with CUSTOMER’s policies and procedures, industry standards, servicing practices, and all applicable laws, statutes, ordinances, rules, guidelines, regulations, orders, and agreements with regulatory authorities, including without limitation, the Gramm-Leach-Bliley Act (15 U.S.C. §6801, et seq.) and its implementing regulations, the Foreign Corrupt Practice Act, and any laws applicable to its performance under or payments received pursuant to this Agreement, as amended or changed from time to time. Consultant will determine the method, details, and means of performing the Services and, if applicable, delivering the product, and CUSTOMER shall retain the right to inspect Consultant’s manner and method of performing said Services and the product in order to ensure compliance with the terms and conditions in this Agreement, the applicable Statement of Work, all Exhibits attached hereto and made a part hereof and all applicable local, state, or federal rules, regulations or laws. CUSTOMER further reserves the right to suggest a more efficient or effective manner of performing said Services pursuant to said inspection. This provision is not designed to dictate the manner or method by which the performance is to be rendered as such is within the sole discretion of the Consultant. If applicable, CUSTOMER reserves the right to inspect the product with absolute right to accept, reject and or have it immediately replaced with satisfactory product of equal value at no extra charge.

1.03    Consultant agrees to comply with all CUSTOMER practices, policies and procedures, including but not limited to those related to security, safety, harassment and confidentiality; and further agrees to evidence same with its own such agreements. Consultant shall maintain records and all documentation related to the Services under this Agreement in accordance with CUSTOMER’s policies and procedures or any applicable laws, rules, guidelines and regulations, as amended or changed from time to time.

1.04    Consultant acknowledges and agrees that during the term of this Agreement, Consultant is providing Services as an independent contractor. Consultant acknowledges and agrees that Consultant is not and will not become an employee, partner, agent, or principal of CUSTOMER while this Agreement is in effect. Consultant agrees that Consultant is not entitled to the rights or benefits afforded the employees of CUSTOMER, including but not limited to disability or unemployment insurance, overtime, workers’ compensation, medical insurance, sick leave, vacation, or any other employment benefit.

1.05    Consultant shall be responsible for paying, when applicable and due, all local, State and Federal taxes, including but not limited to estimated taxes, employment taxes, Social Security taxes, public liability insurance, payroll withholdings, and workers’ compensation coverage, incurred as a result of the compensation paid by CUSTOMER with proof of timely payment when requested by CUSTOMER. Consultant agrees to indemnify and hold harmless CUSTOMER from any and all claims, costs, losses, fees, penalties, interest, or damages suffered by CUSTOMER resulting from Consultant’s failure to comply with this provision.

1.06    Consultant represents and warrants that: i) Consultant is fully licensed and has the qualifications and skills necessary to perform the Services; ii) Consultant shall provide qualified personnel to perform and will perform the Services in a competent, professional and workmanlike manner, standard in the industry and without the advice or direction of CUSTOMER and as set forth in this Agreement and any applicable Statement of Work including any attachments or related documents that are a part thereof or are included as part of the Services; and iii) all Services will be performed in compliance with all specifications and requirements contained in this Agreement and the applicable Statement of Work issued hereunder including any attachments or related documents that are a part thereof or are

Exhibit 10.6

included as part of the Services. Consultant acknowledges and agrees that it has the complete and sole discretion for the manner in which the Services under this Agreement will be performed.

1.07    If applicable, Consultant represents and warrants sale and delivery of all product free and clear of all liens, encumbrances and rights of Consultant or third parties. Consultant covenants and agrees to keep all equipment and property of CUSTOMER free and clear of any and all liens for work performed or materials furnished hereunder and agrees to defend, indemnify and hold harmless CUSTOMER, its agents, customers, officers, directors and employees from and against, any and all costs, expenses, losses and damages resulting from the filing of any such liens against CUSTOMER. As a condition to payment, Consultant will furnish unconditional waivers or releases of such liens or receipts in full for all claims for such work or materials.

1.08    Consultant represents and warrants if CUSTOMER is not satisfied with Consultant Services and/or product, Consultant will immediately correct the problem to CUSTOMER’s reasonable satisfaction.

1.09    In no event shall Consultant connect any non-CUSTOMER issued computers and/or laptops to CUSTOMER’s network at any time while at any CUSTOMER facility during the term of the Agreement. Any violation of this provision shall be deemed cause for immediate termination and/or legal action as a result of any damages to CUSTOMER. If Consultant is required to access CUSTOMER’s computer systems in order to perform Services hereunder, Consultant agrees that Consultant and each employee, subcontractor or agent of Consultant will (a) use only the log-in identification assigned by CUSTOMER; (b) correctly and completely log-off the system immediately upon completion of each session of Service; (c) not allow any other person to use the assigned log-in identification or improperly access CUSTOMER’s systems; (d) keep the assigned log-in identification and all other information enabling such access strictly confidential; (e) not access any CUSTOMER systems or data other than that which is specifically authorized; (f) not intentionally or recklessly spread viruses or other malicious computer code to CUSTOMER’s computer systems; and (g) not download, transfer, save, or otherwise keep any data except as expressly authorized in writing by CUSTOMER in accordance with any terms or limitations required by CUSTOMER. If Consultant is required to perform Services on CUSTOMER's premises, Consultant shall fully comply with all of CUSTOMER’s security and privacy requirements, policies and procedures. Additionally, no Services shall be performed by Consultant on any CUSTOMER systems without CUSTOMER’s prior written consent.

2.    Subcontractors. Consultant shall not subcontract any of the Services to be performed hereunder without the prior written consent of CUSTOMER. In the event that Consultant uses subcontractors in connection with the performance of Consultant’s obligations under this Agreement, Consultant hereby agrees to be responsible for the direction and coordination of the services of its subcontractors and shall ensure that such work is performed in accordance with the terms of this Agreement. Consultant shall be responsible and liable for all of the acts and omissions of all subcontractors and for ensuring that all subcontractors comply with Consultant’s representations, warranties, and obligations hereunder. CUSTOMER shall have no obligation to pay or to be responsible for, in any way, the payment of monies to any Consultant subcontractor.

3.    Compensation and Reimbursement. In consideration for Services to be performed and/or products provided by Consultant pursuant to this Agreement and the applicable Statement of Work, CUSTOMER agrees to pay Consultant $36,091.67 per month in accordance with this Agreement and the applicable Statement of Work. Consultant acknowledges and agrees that Consultant shall submit invoices on a monthly basis to CUSTOMER for Services rendered. If (and only if) mutually agreed upon in a Statement of Work, CUSTOMER shall reimburse Consultant for all actual travel and other reasonable expenses under each Statement of Work according to CUSTOMER's Travel and Expense Policy Guidelines.

Each invoice shall be submitted to:

ap@ocwen.com

and shall list the Consultant’s tax identification number and be accompanied by copies of all applicable receipts, covered under said invoice, including, but not limited to, travel, rental cars, lodging and meal expenses while providing Services for CUSTOMER. Consultant shall conspicuously place CUSTOMER’s applicable purchase order ("PO") number on all invoices. Within the earlier to occur of (i) thirty (30) days of expiration or termination of this Agreement or any Statement of Work or, (ii) the completion of any separate and distinct project within the Agreement or a given Statement of Work, Consultant must submit to CUSTOMER an itemized invoice for any unpaid fees and/or reimbursable expenses theretofore accrued under such Agreement or Statement of Work which shall become due and payable in accordance with this Section.  If Consultant fails to submit invoices to CUSTOMER by the applicable deadline set forth above, Consultant releases and forever waives any right to charge CUSTOMER for such amounts or to collect such amounts from CUSTOMER, and CUSTOMER shall have no obligation to pay any such invoices or amounts. CUSTOMER and Consultant agree that all monies paid to Consultant will be reported in accordance with the Internal Revenue Code under Form 1099 and any other form as may be applicable and will deliver form W-9.

4.    Confidential Information. Any information, including without limitation vendor, loan, customer, consumer, employee information and lists, or material, written, printed, graphic, or electronically or magnetically recorded information

Exhibit 10.6

present or accessed or, furnished or disclosed by CUSTOMER for Consultant’s use is the sole property of CUSTOMER. Consultant agrees for itself, by through or under, and his employees and workers to hold such and all confidential information of CUSTOMER, its clients and third parties in the strictest confidence, not to disclose and to use such information only for valid business purposes required to perform Services under this Agreement and to comply with all applicable laws, rules and regulations and further to comply in all respects with CUSTOMER’s Confidentiality and Nondisclosure Agreement incorporated herein attached hereto as Exhibit B and incorporated herein.

5.    Indemnity. Parties agree to indemnify, defend, and hold harmless the other, its officers, agents, employees, affiliates, authorized personnel and authorized users against all losses, damages, liabilities, costs, and expenses relating to or resulting from any pending or threatened action, suit, claim, demand, or proceeding, any judgment or decision against the other, or any settlement agreement, arising out of: (i) the allegation that the Services or use thereof, violate any law, rule or regulation or infringe or misappropriate any patent, copyright, trademark, trade name, trade secret, or other proprietary or contractual right of any third party; (ii) the negligent acts or omissions or willful misconduct of a party and/or its employees, subcontractors and/or agents in connection with any Services and/or work provided under this Agreement; (iii) any failure of a party and/or its employees, subcontractors and/or agents to perform any of its covenants or obligations under this Agreement; and (iv) any acts by a party and/or its employees, subcontractors and/or agents beyond the scope of authority under this Agreement. Party retains the right to participate in the defense of any such action, suit, claim, demand, or proceeding and other party shall not settle any such action, suit, claim, demand, or proceeding without the written consent of the affected party. Notwithstanding the above, all indemnification rights of the Consultant applicable due to her tenure as an employee of CUSTOMER are still in effect.

6.    Term and Termination. This Agreement shall become effective as of the Effective Date set forth above and shall continue in effect for a period of up to 6 months, unless sooner terminated as provided herein. CUSTOMER may terminate this Agreement and/or a Statement of Work immediately with or without cause. In the event CUSTOMER terminates this Agreement prior to expiration of the 6 month term, Consultant shall still be entitled to the fees set forth in Section 3 for the 6 month period. If, at any time, there are no then-active Statements of Work, Consultant may terminate this Agreement upon thirty (30) days prior written notice to CUSTOMER. Upon termination of this Agreement, Consultant agrees to return to CUSTOMER all equipment, hardware, software, or any other materials pertaining to CUSTOMER which are in the possession of Consultant or which may have been entrusted to Consultant.

7.    Proprietary Rights.

7.01     Consultant acknowledges and agrees that all written material, including but not limited to documentation, diskettes, tapes, listing, source code and/or object code, designs, plans, reports, specifications, drawings, inventions, processes, and other information or items produced by Consultant while performing Services under this Agreement will be considered a “work-made-for-hire” and shall become the property of CUSTOMER. Consultant agrees to assign all such property and rights to CUSTOMER declaring such work as the sole and exclusive property of CUSTOMER. Furthermore, Consultant will assist CUSTOMER, as requested, in acquiring any and all copyrights, patents, or trademarks for such property under this Agreement.

7.02 Consultant represents and warrants that all Services provided to CUSTOMER, do not and will not infringe any copyrights, trademarks, patents, or other proprietary interests of any third party, nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, nor is such a claim pending against Consultant.

8.    Assignment. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, CUSTOMER may assign, without Consultant’s consent, this Agreement, in whole or in part, to CUSTOMER’s subsidiaries, affiliates, or any change of control. Unless otherwise provided herein, any attempted or purported assignment without the prior written consent of the other party shall be null and void. This Agreement shall be binding upon the parties' respective successors and permitted assigns.

9.     Non-Solicitation. During the term of this Agreement and for a period of one (1) year following termination of this Agreement, neither party shall solicit the employment of, employ, or induce the termination of employment of, any employee of the other party unless such party shall have consented in advance in writing. The foregoing restriction will not apply to individuals hired as a result of use of a general solicitation, such as untargeted job postings, job listings or advertisements not specifically directed to employees of the other party.

11.    Limitation of Liability. EXCEPT FOR BREACH OF OWNERSHIP OR A BREACH OF CONFIDENTIALITY, A PARTY SHALL NOT BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND (INCLUDING BUT NOT LIMITED TO LOST PROFITS), REGARDLESS OF THE FORM OF ACTION, WHETHER FOR BREACH OF CONTRACT, TORT OR OTHERWISE, WHICH MAY ARISE OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Exhibit 10.6

12.     Publicity. Consultant acknowledges and agrees that it will not use CUSTOMER’s name and/or logo in any of Consultant’s marketing materials, including but not limited to client listings, press releases, brochures, and website locations, without CUSTOMER’s prior written approval.

13.    Miscellaneous.

13.01     CUSTOMER promotes a diverse and inclusive working environment which influences how it runs its business. As part of its core values, CUSTOMER believes in procuring vendors who align with its diversity and inclusion strategies and encourages vendors to participate in CUSTOMER’s vendor diversity program. If Consultant and/or its subcontractors are interested in participating in CUSTOMER’s vendor diversity program, each registrant will be required to provide a copy of its diverse vendor certification to CUSTOMER.

13.02     Notices required to be given under this Agreement by either party to the other may be effected by personal delivery in writing or by registered or certified mail postage, prepaid with return-receipt requested. Mailed notices must be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, and all notices to CUSTOMER shall be sent to the attention of CUSTOMER’s General Counsel or Secretary. A party may change the address set forth above by giving written notice in accordance with this section. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of the day of receipt or the fifth (5th) day after mailing, whichever occurs first.

13.03    This Agreement supersedes any and all agreements, either oral or written, between the parties with respect to the subject matter hereof and contains all of the representations, covenants, and agreements between the parties with respect to the rendering of the Services set forth herein. Each party to this Agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not contained in this Agreement, and that no other agreement, statement, or promise not contained in this Agreement will be valid or binding. Any modification to this Agreement will be effective only if it is in a writing signed by both parties.

13.04    If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will continue in full force and effect without being impaired or invalidated in any way.

13.05     If any legal action, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, which may be set by the court in the same action or in a separate action brought for that purpose, in addition to any other relief to which that party may be entitled.

13.06    Consultant acknowledges that the Services to be rendered by Consultant are unique and personal, and accordingly, Consultant may not assign any of Consultant’s rights or delegate any of Consultant’s obligations under this Agreement except as specifically provided herein.

13.07    Waiver by either party of any breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach nor, unless otherwise agreed in writing, shall the failure of any party to require the performance by the other party of any provisions hereof in any way affect the full right of the non-breaching party to require such performance at any time thereafter.

13.08    This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to rules regarding conflict of laws. The parties hereby knowingly and voluntarily waive any right which either or both may have to receive a trial by jury with respect to the claims, controversies or disputes arising out of or which relate to this Agreement or the subject matter hereof.

13.09    Section headings in this Agreement are for convenience of reference only and are not part of this Agreement. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original instrument, but all of which together shall constitute a single agreement. A signature on a copy of this Agreement received by either party by facsimile or portable document format (PDF) is binding upon the other party as an original. The parties shall treat a photocopy of such facsimile or PDF as a duplicate original. The parties agree that a secured electronic signature process is acceptable and binding.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

Exhibit 10.6

Ocwen Financial Corporation                     Catherine M. Dondzila

Authorized Signature                        Authorized Signature

Printed Name                            Printed Name

Title                                Title

Date                                Date

Exhibit 10.6

Exhibit A

STATEMENT OF WORK

Ocwen Financial Corporation and
Catherine M. Dondzila

Consulting Services

Reference is made to that certain Consultant Agreement (the "Agreement"), dated as of June 1, 2019, by and between Ocwen Financial Corporation, for itself and for the benefit of its subsidiaries, affiliates, and any change of control ("CUSTOMER ") and Catherine M. Dondzila ("Consultant"). This Statement of Work (“Statement of Work”), made effective as of the June 1, 2019 (“SOW Effective Date”), is by and between Consultant and CUSTOMER and is issued pursuant to the Agreement. Capitalized terms used but not defined in this Statement of Work have the meanings given in the Agreement.

The Agreement and any documents attached hereto are hereby incorporated by reference into this Statement of Work. This Statement of Work, together with the Agreement and other documents attached hereto, constitutes the complete contractual agreement between the undersigned parties with respect to the Services described herein.

1.	Scope of Services: All tasks and cooperation that may be requested by the Customer.

2.	Term: This Statement of Work shall be effective on the SOW Effective Date and shall remain in effect for the term of the Agreement.

3.	Fees: In

The undersigned parties have caused this Statement of Work to be executed by their respective duly authorized representatives. This Statement of Work may be executed in any number of multiple counterparts, all of which shall constitute but one and the same original. A signature on a copy of this Statement of Work received by either party by facsimile or portable document format (PDF) is binding upon the other party as an original. The parties shall treat a photocopy of such facsimile or PDF as a duplicate original. The parties agree that a secured electronic signature process is acceptable and binding.

Ocwen Financial Corporation                        Catherine M. Dondzila

Authorized Signature                        Authorized Signature

Printed Name                            Printed Name

Title                                Title

Date                                Date

Exhibit 10.6

Exhibit B

CONFIDENTIALITY AND NONDISCLOSURE AGREEMENT

THIS CONFIDENTIALITY AND NONDISCLOSURE AGREEMENT (this “Agreement”) is entered into as of June 1, 2019, by and between Ocwen Financial Corporation, on behalf of itself and its subsidiaries, affiliates, and any change of control, (hereinafter collectively referred to as (“CUSTOMER”), and Catherine M. Dondzila (“Consultant”).

RECITALS

WHEREAS, CUSTOMER is a company engaged in the business of originating, selling, and/or servicing mortgage loans and, in the course of such business, holds, uses, and/or has access to confidential information, including but not limited to, consumer and customer information relating to the mortgage loans, and information, programs or systems that it has developed or that it has licensed from others (collectively, “the Information, Programs and Systems”);

WHEREAS, Consultant wishes to perform certain services on behalf of CUSTOMER, (the “Services”);

WHEREAS, in performing the Services, Consultant will have access to or receive, use, possess, store, or dispose some or all of the Information, Programs or Systems; and

WHEREAS, CUSTOMER is willing to permit Consultant to perform the Services provided that the resulting access to or receipt, use, possession, storage or disposition of the Information, Programs or Systems by Consultant will be subject to the confidentiality, nondisclosure and other restrictions imposed by this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.	CONFIDENTIAL INFORMATION.

a.    Definition. For the purpose of this Agreement, the term “Confidential Information” shall mean any information (including but not limited to, formulas, patterns, compilations, programs, devices, methods, techniques and processes, and vendor, loan, customer, consumer and employee information and lists) relating to CUSTOMER’s business or affairs, including but not limited to, existing systems, software, firmware, hardware, products and services, and those in development, and accompanying marketing plans and business strategies, now known or in possession of, or hereafter learned or acquired, by CUSTOMER, or any third party’s information in CUSTOMER’s possession which is subject to an obligation on the part of CUSTOMER to maintain the confidentiality of such information, including without limitation, consumer and customer information. The Confidential Information of CUSTOMER derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use.

b.    Identification. CUSTOMER shall have no obligation to specifically identify any information as to which the protection of this Agreement extends by any notice or other action, and all information and materials relating to the business of CUSTOMER, including but not limited to, consumer and customer information, its systems, software, firmware, hardware, products, services, marketing plans and business strategies will be presumed to be Confidential Information and will be so regarded by Consultant unless the materials or information are: (i) already known to Consultant at the time that they are disclosed by CUSTOMER and are not subject to any other nondisclosure agreement between the parties; or (ii) publicly known at the time of the disclosure to Consultant by CUSTOMER through no act or failure to act by the Consultant or its Representatives (defined below) in breach of this Agreement.

c.    Exceptions. Confidential Information and the obligations required under this Agreement will not include information that: (i) has become publicly known through no fault of Consultant or its Representatives; (ii) is received by Consultant properly and lawfully from a third party without restriction on disclosure and without knowledge or reasonable suspicion that the third party’s disclosure is in breach of any obligations to CUSTOMER; (iii) has been developed by Consultant completely independent and without the use of any Confidential Information; or (iv) has been approved for public release by prior written authorization of CUSTOMER.

2.	OBLIGATIONS.
Consultant agrees that:

a.    It will abide by and respect CUSTOMER’s rights of any nature (including without limitation obligations imposed upon CUSTOMER to protect the rights of third parties) in the Confidential Information (including but not limited to, patents, copyrights and trade secrets) and will maintain and preserve the confidentiality of such information, including

Exhibit 10.6

but without limitation, taking such steps to protect and preserve the confidentiality of the Confidential Information as it takes to preserve and protect the confidentiality of its own proprietary and confidential information;

b.    It will restrict disclosure of the Confidential Information to only those directors, officers, employees, and agents (collectively, “Representatives”) of Consultant: (i) who reasonably need to have access to the Confidential Information for purposes of the Services; and (ii) in the case of parties other than licensed professionals who are bound by rules of professional conduct not to disclose Confidential Information, in a non-disclosure agreement with Consultant that is substantially similar to this Agreement;

c.    It will take all reasonable measures necessary to compel compliance by Consultant’s Representatives and affiliates with the provisions of this Agreement. Consultant shall be responsible for any breach of this Agreement by Representatives of Consultant (or anyone else to whom Consultant discloses Confidential Information);

d.    It will not disclose such Confidential Information to any third party (including subcontractors and consultants) without the express written consent of CUSTOMER;

e.    It will not disassemble, “reverse engineer,” “reverse compile” or analyze the inputs and outputs of any software or hardware provided or to which it has access under this Agreement for any purpose, including but not limited to, attempting to ascertain or deduce the functionality or workings of the software or hardware;

f.    It will, upon termination of the services provided to CUSTOMER or at any time upon CUSTOMER’s written request, immediately return to CUSTOMER or destroy, as CUSTOMER may direct, all tangible material within its possession, custody or control containing or reflecting any portion of the Confidential Information, and shall make no further use of the Confidential Information for any purpose; and upon CUSTOMER’s request, Consultant will promptly certify that such action has been taken;

g.    It and its Representatives shall comply with all federal, state and local laws, rules, regulations and ordinances governing or relating to privacy rights in connection with its performance under this Agreement including, without limitation, the Gramm-Leach-Bliley Act ("GLB Act"). Consultant understands that the Federal Trade Commission is expected to issue final regulations implementing the provisions of the GLB Act (as well as amendments to and interpretations of such regulations from time to time) and that, pursuant to these regulations, financial institutions such as CUSTOMER may be required to modify their policies and procedures regarding the collection, use and/or dissemination of consumer and customer information. Furthermore, Consultant agrees to develop, implement and maintain appropriate safeguards to ensure the security and confidentiality of such nonpublic, personal information of consumers and customers of CUSTOMER. To the extent such regulations are issued (and at such time the regulations are amended or interpreted), Consultant agrees that this Agreement will be deemed to be automatically amended to reflect any changes adopted by CUSTOMER to its policies regarding consumer and customer information collection, use and/or dissemination, that CUSTOMER deems necessary or appropriate to respond to these regulations (as amended or interpreted from time to time), and as to which CUSTOMER gives Consultant written notice. In addition, Consultant acknowledges and agrees that it shall use its best efforts to take all appropriate actions to address incidents of unauthorized access, use or disclosure (actual or suspected) to CUSTOMER’s consumer and/or customer non-public personal information, including but not limited to, immediately notifying CUSTOMER in writing of any such incident and such notice shall include a detailed description of the circumstances of the disclosure and the parties involved; Consultant agrees that it shall not communicate with any third party, including, but not limited to the media, vendors, and consumers regarding any security breach without the express written consent and approval of the content of the communication by the CUSTOMER; and

h.    CUSTOMER shall have the right, during regular office hours and upon reasonable notice, to audit the Consultant to ensure compliance with the terms of this Agreement, the GLB Act and other privacy laws and regulations. Furthermore, in the event Consultant conducts its own internal and/or external audits to ensure such compliance, Consultant agrees to provide CUSTOMER with a complete copy of the audit.

3.	OWNERSHIP.
Consultant acknowledges that CUSTOMER will maintain sole and exclusive ownership of (or other rights to) all right, title, and interest in and to Confidential Information, including as between Consultant and CUSTOMER, ownership of (or other rights to) all copyrights, patents and trade secrets pertaining thereto. Nothing contained in this Agreement will be construed as granting or conferring any rights to Consultant by license or otherwise, expressly or implicitly, to the Confidential Information, or any invention, discovery or improvement related to the Confidential Information, made, conceived or acquired prior to or after the date of this Agreement including but not limited to, “derivative works” (as such term is defined in Section 101 of the United States Copyright Act of 1976, as amended, and as construed under applicable case law) thereof, and CUSTOMER shall retain all of its proprietary rights (including but not limited to, patents, copyrights and trade secrets) with respect thereto.

4.	REQUIRED LEGAL DISCLOSURE.
Upon receipt of any governmental, judicial or administrative order, subpoena, or discovery request seeking the disclosure of Confidential Information, Consultant shall immediately notify CUSTOMER in writing of the Confidential

Exhibit 10.6

Information sought so that CUSTOMER may seek an appropriate protective order, or take other appropriate measures or, at its discretion, waive Consultant’s compliance with the provisions of this Agreement. Consultant shall cooperate reasonably with CUSTOMER in contesting such request/demand (at CUSTOMER’s expense), including consulting as to the advisability of legally attempting to contest or limit such request/demand. If in the absence of a protective order or a waiver hereunder from CUSTOMER, Consultant is compelled to disclose any Confidential Information to any tribunal or suffer penalty, Consultant may disclose such Confidential Information to such tribunal without liability hereunder; provided, however, Consultant: (i) shall give CUSTOMER written notice of the Confidential Information to be so disclosed as far in advance of its disclosure as is practicable; (ii) shall furnish only that portion of the Confidential Information which it is legally required to; and (iii) shall use best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portions of the Confidential Information to be disclosed as CUSTOMER designates.

5.	ENFORCEMENT.
In consideration of the access provided to or disclosure of the Confidential Information to Consultant, Consultant covenants and agrees as follows:

a.    Equitable Relief. Any and all Confidential Information is considered to include but not limited to all consumer and customer information, all mortgage loan information, and valuable trade secrets of, or entrusted to the possession of, CUSTOMER. Due to the unique subject matter of this Agreement and the difficulty of measuring damages which would result to CUSTOMER from Consultant’s breach of the this Agreement, CUSTOMER shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Agreement specifically performed by Consultant, and CUSTOMER shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance, and to prevent a breach or contemplated breach of this Agreement. CUSTOMER’s right to obtain such equitable relief will not limit its right to obtain other remedies, including those referred to below.

b.    Damages. Consultant shall provide to CUSTOMER a full accounting of any and all gross profits, gains, earnings and proceeds received by Consultant or any other person or entity as a result of or in connection with a violation of this Agreement, and shall pay and disgorge same to CUSTOMER. Consultant acknowledges and agrees that, in the event of Consultant’s breach of its obligations under this Agreement, CUSTOMER will suffer damages far in excess of such gross profits, gains, earnings and proceeds received by Consultant or others; therefore, nothing in this Agreement shall be construed as limiting CUSTOMER’s right to any other remedies available at law or in equity, including pursuing actions for actual, punitive, consequential and other damages.

c.    Indemnification. Consultant agrees to and will be responsible and primarily liable for, and agree to and shall indemnify CUSTOMER from and against, any and all claims, demands, actions, losses, damages, liabilities, costs and expenses (including attorneys’ fees and other charges) and disbursements incurred or sustained as a result of any breach by Consultant and/or Consultant’s Representatives or affiliates of any of the provisions hereof (including without limitation, any unauthorized use or disclosure of the Confidential Information by Consultant or Consultant’s Representatives or affiliates, or otherwise resulting from the acts or omissions of Consultant, or the acts or omissions of Consultant’s Representatives or affiliates).

6.	DISCLAIMER.
CUSTOMER makes no representation, warranty, or assurance under this Agreement as to the accuracy, completeness, condition, suitability, or performance of the Confidential Information furnished or to be furnished, or the absence of any conflict or infringement of the intellectual property or other rights of other parties, and disclaims any and all liability that may be based on the Confidential Information, errors therein, or omissions therefrom or such conflicts or infringements.

7.	TERM.
Except as otherwise specifically provided for herein or in a signed written agreement between the parties, Consultant agrees that this Agreement will remain in force and effect in perpetuity.

8.	MISCELLANEOUS.
a.    Reasonable Restrictions. Consultant represents to CUSTOMER that the enforcement of the restrictions contained in this Agreement would and will not be unduly burdensome to Consultant and acknowledges that Consultant is willing and able to compete in other geographical areas, and in many businesses, not prohibited by this Agreement. The parties to this Agreement hereby agree that the covenants contained in this Agreement are reasonable and necessary restrictions for the purpose of protecting the goodwill and other business interests of CUSTOMER, which includes CUSTOMER’s expectation of expanding its business without competition from Consultant for such period.

b.    Amendment and Waiver. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge, or waiver is sought. No delay or failure at any time on the part of CUSTOMER in exercising any right, power or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right, power or privilege, or be construed as a waiver of such provision, or be construed as a waiver of

Exhibit 10.6

any default or as any acquiescence therein, or shall affect the right of CUSTOMER thereafter to enforce each and every provision of this Agreement in accordance with its terms.

c.    Entire Agreement; Severability. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and it supersedes all prior oral or written agreements, commitments, or understandings with respect to such matters. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

d.    Successor. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

e.    Governing Law/Jurisdiction The interpretation and enforcement of this Agreement will be governed by the laws of the State of New York without regard to rules regarding conflict of laws. The parties hereby knowingly and voluntarily waive any right which either or both may have to receive a trial by jury with respect to the claims, controversies or disputes arising out of or which relate to this Agreement or the subject matter hereof.

f.    Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. For purposes hereof, a facsimile or portable document format (PDF) copy of this Agreement, including the signature pages hereto, will be deemed to be an original. The Parties agree that a secured electronic signature process is acceptable and binding.

g.    Restrictions on Assignments and Sublicenses. Consultant may not sell, transfer, assign, sublicense, or subcontract any right or obligation hereunder without the prior written consent of CUSTOMER.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

Ocwen Financial Corporation                Catherine M. Dondzila

Signature: /s/ Denise M. O’Sullivan        Signature: /s/ Catherine M. Dondzila

Name : Denise M. O’Sullivan        Name: Catherine M. Dondzila

Date: Jun 14, 2019        Date: 06/12/19